                                                                     Exhibit 3.1

                           HAWAIIAN TELEPHONE COMPANY

 (The name of the corporation is changed to VERIZON HAWAII INC., effective July
                                    5, 2000)

                               -------------------




                            CHARTER OF INCORPORATION

                               -------------------





                      With Amendments through July 5, 2000

                            CHARTER OF INCORPORATION

                                       of

                           HAWAIIAN TELEPHONE COMPANY

    (The name of the corporation is changed to VERIZON HAWAII INC., effective
                                 July 5, 2000)



TO ALL TO WHOM THESE PRESENTS SHALL COME, I, CHAS. T. GULICK, Minister of the Interior of the Kingdom of Hawaii, send greeting:

     WHEREAS, HERMAN A. WIDEMANN, SAMUEL M. DAMON and ARCHIBALD S. CLEGHORN did on the 25th day of July, in the year of our Lord 1883, file in the office of the said Minister of the Interior a petition with accompanying proofs and certificates in accordance with the requirements of the law for a Charter of Incorporation for themselves, their associates and their successors under the name of HAWAIIAN TELEPHONE COMPANY for the purpose of establishing telephonic and telegraphic lines of communication upon and between the Islands of this group, to establish telephonic exchanges when required, to rent telephones, magnetic call bells and electric bells, also telephone and telegraph instruments of all kinds, to establish a telephone fire alarm system when required, and to do a general telephone and telegraph business throughout the entire Kingdom.



     Now, THEREFORE, KNOW YE THAT pursuant to the tenor of that petition and by and with the advice and consent of His Majesty the King in Privy Council, I do hereby make, constitute and appoint the said HERMAN A. WIDEMANN, SAMUEL M. DAMON and ARCHIBALD S. CLEGHORN and their associates and successors a body corporate in perpetuity, under the corporate name and style of HAWAIIAN TELEPHONE COMPANY, with all the rights, privileges, powers and immunities which now are and which hereafter may be secured by law to incorporated joint stock companies, to have succession by its corporate name in perpetuity, to sue and be sued, implead and to be impleaded in such name in all the courts of the State of Hawaii, to make and use a common seal and the same to alter at its pleasure.

1.   The Corporation shall also have the power:

     (a) To create, furnish and operate the means and medium for transmitting intelligence, and to transmit intelligence from any point or points in the State of Hawaii, to any other point or points in said State, and from any point or points in said State to any other point or points beyond and outside of said State, and from any point or points beyond said State to any point or points within said State, and from any point or points outside of said State to any other point or points outside of said State, by means of telegraphs, telephones, cables, wireless telegraphy, radio, radio-telephone, radio-teletype; or by any other means, medium, apparatus, or method, by means of or with the aid of electricity; or by any other means, medium, apparatus or method, whether heretofore or now discovered, invented and used, or which may hereafter be discovered, invented or used; and whether operated or made use of by means of or in connection with or by the aid of electricity, or by or through any other force, power, energy, means or medium; and to collect, furnish, buy, sell, lease, dispose of and use such intelligence, or transmit the same for others, either for hire or otherwise;

     (b) To acquire, create, produce, use, operate, buy, sell, lease, hire, develop, transmit or deal in power and energy, in any form or condition in which the same may be produced, created, handled, manifested, used or made available;

     (c) To acquire, own, buy, hire, lease, hold, operate, maintain, develop, use and occupy any and all land or lands, leases, leaseholds, franchise and franchises, water, water rights, water privileges, easements, licenses or rights of way, necessary, proper or convenient for any of the purposes or business of this corporation, or incidental thereto;

     (d) To make, acquire, own, buy, sell, deal in and with, hire, lease, assign, build, construct, hold, install, operate and use any and all buildings, patents and patent rights; power reduction and transmission machinery; conduits, tunnels, pipes, cables, poles, wires, bridges; telephones and telephone instruments, apparatus, equipment and appurtenances; telegraph, telephone and cable instruments, apparatus, equipment and appurtenances; wireless telegraph instruments, apparatus, equipment and appurtenances; and any and every other machine, instrument, apparatus, equipment and appurtenance necessary, useful, convenient or proper for use directly or indirectly in connection with any or all of the purposes or business or this corporation or incidental thereto;

     (e) To make contracts and transact any and all business with any other person or persons, company or companies, corporation or corporations for the transmission, dealing in, creation or handling by them, or for them, of intelligence, or power, by or through each and every and any of the means, medium, apparatus or methods, herein enumerated, or referred to, or for the doing by or for them either directly or indirectly of any and every other act, matter and thing herein declared to be a business, purpose or object of this corporation or incidental thereto;

     (f) To buy, sell, assign, hold, mortgage or otherwise hypothecate, or dispose of the stock or stocks, bonds, debts, notes or other evidences of indebtedness of this corporation or of any other person or persons, firm or firms, corporation or corporations, whenever necessary, convenient or proper for the purposes of this corporation, in the engaging in, carrying on, executing and securing the full and complete enjoyment of this corporation of any and of all the purposes, objects, rights, powers and privileges herein enumerated or referred to, or incidental thereto;

     (g) To enter into partnership with any person, firm, association or corporation, one or more, for the carrying on of any or all of the purposes and powers enumerated in this Charter;

     (h) To borrow money and to incur indebtedness, without limitation as to amount, and in excess of the capital stock of the corporation, and to secure the repayment of the same and interest thereon and expenses incident thereto, and the payment of other debts and obligations, by the issuance of bonds and the execution and delivery of mortgages and trust mortgages on all or any part of the franchises, assets and property, both real and personal of the corporation and to pledge its own bonds as security for the repayment of the principal and interest of any of its indebtedness;

     (i) To import and export, to buy, sell and deal in all kinds of goods, wares and merchandise and to carry on a general merchandise business; and specifically without limitation to the generality of the foregoing, to buy, sell, import, export and deal in all kinds of electrical goods, appliances, radios, phonographs, sound reproduction equipment, audio-visual devices, electronic devices, tubes, condensers and other parts, and to service and manufacture all such goods and equipment;

     (j) To buy, sell, lease, hire, assign, acquire, hold, own and use any other property, estate right, power, privilege or franchise; and to maintain, operate, conduct and transact any other business, act, matter or things, which may be directly or indirectly, convenient, necessary or proper, to the engaging in, carrying on, execution and full and complete enjoyment by this corporation of any and all of the purposes, objects, rights, powers and privileges herein enumerated or referred to, or incidental thereto;

     (k) To effect any of the purposes mentioned in this Charter and to exercise any powers so mentioned either directly or through the medium of the acquisition and ownership of shares of stock of any other corporation or association and holding and voting the same or otherwise exercising and enjoying the rights and advantages incidental to such shares of stock, and if deemed desirable to operate wholly or partially as a holding company through the acquisition and ownership of shares of stock of any other corporation or association, whether or not such shares of stock so acquired or owned by this corporation shall give to this corporation control of such other corporation or association;

     (l) To carry on any other lawful business whatsoever which may seem to the corporation capable of being carried on in connection with the purposes and powers set forth in this Charter or calculated directly or indirectly to promote the interest of the corporation or to enhance the value of its properties; and to have, enjoy and exercise all the rights, powers and privileges which are now or which may hereafter be conferred upon similar corporations organized under the laws of Hawaii;

     (m) To appoint such officers and agents as the business of the corporation shall require and to make By-Laws not in conflict with law or this Charter of Incorporation;

     (n) To make donations of property or money to benevolent or educational institutions or associations, community funds, municipalities or public charities or to public or private enterprises or purposes so far as it may deem necessary or helpful in connection with the accomplishment of the purposes herein stated or in the public or community interest.

     2. The amount of the authorized capital stock of said corporation shall be Four Hundred and Fifty Million Dollars ($450,000,000) consisting of 18,000,000 shares of Common Stock of the par value of $25 per share.

     The corporation shall also have the power from time to time to issue two or more classes of stock with the preferences, voting power, restrictions and qualifications thereof fixed in the resolutions authorizing the issue thereof and to provide that the par value of the shares of one class may be the same as or different from the par value of the capital stock of any other class or classes. The corporation shall have similar powers with respect to two or more issues of stock within the same class.

     The holders of the Common Stock of the corporation shall have no preemptive rights to subscribe for any Preferred Stock of the corporation, now or hereafter authorized, except that the holders of the Common Stock shall have preemptive rights to subscribe for any Preferred Stock which is convertible into Common Stock.

     The Board of Directors of the corporation is authorized to determine the consideration for which additional shares of Common or Preferred Stock shall be issued. Nothing contained in this paragraph shall affect or impair, otherwise than with respect to the purchase or subscription price, the preemptive right of holders of Common Stock to purchase or subscribe for other shares of Common Stock or other securities convertible into Common Stock upon the issuance thereof for cash.

     3. The officers of the Corporation shall be a Chairman of the Board & Chief Executive Officer, a President, one or more Vice-Presidents, a Secretary, a Treasurer, a Controller, and such other officers as may be provided for in the Bylaws. One person may hold more than one office so long as there are at least two (2) persons as officers of the Corporation. The officers shall be appointed at such times, in such manner and for such terms as may be prescribed by the Bylaws. No officer need be a shareholder of the Corporation.

     4. There shall be a Board of Directors, of such number not less than three
(3) as shall be fixed by the Bylaws or as may be fixed or elected by the stockholders from time to time, which shall have the exercise, conduct and control of the corporate powers, business and property of the corporation. The Chairman of the Board & Chief Executive Officer and the President shall be members of the Board of Directors. At least one member of the Board of Directors shall be a resident of the state of Hawaii. The members of the Board of Directors need not be shareholders.

     5. All of the property of the Corporation shall be liable for the debts of the Corporation, but no shareholder shall be liable for the debts of the Corporation beyond the amount which may be due and unpaid upon the share, or shares, owned by him.

     6. The said corporation is hereby vested with all the powers, privileges, rights and immunities which now are or which hereafter may be secured by law to joint stock companies, and especially all the powers, privileges, rights and immunities mentioned in Chapter XLV of the Session Laws of 1874 entitled "An Act for the encouragement and aid of any company ever incorporated or that may be hereafter incorporated for the transmission of intelligence by electricity," provided always that the erection of the necessary poles and fixtures of the corporation in the towns of this Kingdom shall be made with a due regard to the public convenience, so far as respects their position and in this respect the said corporation shall be subject to the supervision of the Minister of the Interior or any person or body succeeding to his powers or duties, and further provided that the wires used by the corporation shall if practicable be carried underground within the limits of the town of Honolulu, but if it should be found to be impracticable to use such underground communications, then cables shall be used as far as possible to the exclusion of wires within a radius of half a mile from the Fire Tower, and provided also that if the lines erected by the corporation shall at any time on the prosecution of the Attorney General be adjudged by any court of competent jurisdiction to be a public nuisance, and such nuisance shall not be abated within a time to be fixed by such court, then this Charter shall thereupon become void and is subject to the disqualification declared by Chapter 31 of the Civil Code to be incidental thereto. The enumeration of specific purposes and powers of this charter shall not be construed to limit or restrict in any manner the scope of the general purposes and powers of the corporation nor shall the expression of one thing be deemed to exclude another although it be of like nature not expressed.

     7. The corporation shall at all times provide and maintain in good order and repair a telephone system of reasonable efficiency, with main lines and telephones connecting the principal settled portions of the Island of Oahu. It may erect, construct and maintain additional main lines and extensions thereof and branch lines whenever in its opinion the public convenience requires, and shall do so whenever in writing thereto requested by a subscriber or subscribers for a telephone or telephones at regular rates for a period of not less than one year, at the rate of one telephone for every 480 feet of longitudinal length of the line proposed to be erected, such 480 feet to be measured from the nearest main line or cable.

     8. Upon any failure or refusal of the corporation to observe, perform or comply with any lawful rule, regulation or requirements of the Superintendent of Public Works, or the person or body succeeding to his powers or duties, or with any provision of this Charter or of any license or authority permitting or authorizing the corporation to use the public streets or other public property or granting it other authority, the corporation may be compelled, by appropriate proceedings instituted by said Superintendent or said other person or body, with the approval of the Governor, in his or its name or the name of the State in a proper court or courts, to observe, perform or comply with such rule, regulation, requirement or provision; or if such failure or refusal is of so substantial or serious a character as to seriously affect the general efficiency of the telephone system herein provided for, the rights and powers, or any of them, of the corporation under any such license or authority may be declared forfeited by any appropriate court in any appropriate proceeding instituted for the purpose, but the provisions of this Charter shall not be construed to prevent or exclude the enforcement of any other remedy against said corporation by any person, officer or body for any cause.

     9. The corporation shall indemnify each present and future officer or director of the corporation and each present and future officer or director of any other corporation, whether or not also an officer or director of the corporation, serving as such at the request of the corporation, against all costs, expenses and liabilities, including the amounts of judgments, amounts paid in compromise settlements, and amounts paid for services of counsel and other related expenses, which may be incurred by or imposed on him in connection with any claim, action, suit, proceeding, investigation or inquiry hereafter made, instituted or threatened in which he may be involved as a party or otherwise by reason of his being or having been such officer or director, or by reason of any past or future action taken or authorized or approved by him or any omission to act as such officer or director, whether or not he continues to be such officer or director at the time of the incurring or imposition of such costs, expenses, or liabilities, except such costs, expenses or liabilities as shall relate to matters as to which he shall in such action, suit or proceeding be finally adjudged to be, or shall be, liable by reason of his negligence or wilful misconduct toward the corporation in the performance of his duties as such officer or director. As to whether or not a director or officer was liable by reason of negligence or wilful misconduct toward the corporation in the performance of his duties as such officer or director, in the absence of such final adjudication of the existence of such liability the Board of Directors and each officer and director may conclusively rely upon an opinion of legal counsel selected by or in the manner designated by the Board of Directors. The foregoing right of indemnification shall not be exclusive of other rights as to which any such officer or director may be entitled as a matter of law or otherwise, and shall inure to the benefit of the heirs, executors, administrators and assigns of each such officer or director.

     Section 10. The Bylaws, and every part thereof, may, from time to time, and at any time, be amended, altered, repealed, and new Bylaws may be adopted, by the shareholders as prescribed in the Bylaws.

     GIVEN UNDER MY HAND AND THE SEAL OF MY OFFICE this 16th day of August, A.D. 1883.

                                                  CHAS. T. GULICK,
                                                        Minister of the Interior